UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

DUKE ENERGY CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904
(Address of Principal Executive Offices, including Zip code)

(704) 594-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers

2007 Short-Term Incentive Program

On May 9, 2007, the Compensation Committee of the Board of Directors (the “Board”) of Duke Energy Corporation (the “Company”) revised the individual objectives applicable to twenty percent (20%) of the 2007 short-term incentive program opportunity of Mr. David L. Hauser under the Duke Energy Corporation Executive Short-Term Incentive Plan.  The individual objectives consist of a combination of strategic and operational measures and have been revised to reflect changes in Mr. Hauser’s responsibilities.

Director Compensation

On May 10, 2007, the Board, upon the recommendation of the Compensation Committee, approved the following changes to the compensation program for non-employee Directors, effective as of May 10, 2007: (i) the portion of the annual retainer that is payable in stock was increased from $75,000 to $100,000 and, for 2007, will be payable in the form of immediately vested shares granted under the Duke Energy Corporation 2006 Long-Term Incentive Plan and (ii) the travel accident insurance coverage provided to non-employee Directors will be increased from $250,000 to $500,000.  The Company’s Director compensation program is described in more detail on the attached Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)             Exhibits.

10.1                            Summary of Director Compensation Program

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 15, 2007	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller